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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into The Eastwind Group, Inc.'s previously filed Form S-8 Registration Statement (File No. 333-28103) filed with the Securities and Exchange Commission on May 30, 1997 and Form S-3 Registration Statement (File No. 333-34697) filed with the Securities and Exchange Commission on August 29, 1997.


                                                             ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  April 17, 1998